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                                                                     EXHIBIT 4.5

                                                           Proof of July 8, 1996




                            [FORM OF PUBLIC WARRANT]









                            THE KUSHNER-LOCKE COMPANY
                            A CALIFORNIA CORPORATION

                           LEW LIEBERBAUM & CO., INC.

                                       AND

                            CORPORATE STOCK TRANSFER





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                                TABLE OF CONTENTS

  SECTION                                                               PAGE
  -------                                                               ----
     1.   APPOINTMENT OF WARRANT AGENT . . . . . . . . . . . . . . . . .  1

     2.   FORM OF WARRANT  . . . . . . . . . . . . . . . . . . . . . . .  2

     3.   COUNTERSIGNATURE AND REGISTRATION  . . . . . . . . . . . . . .  2

     4.   TRANSFERS AND EXCHANGES  . . . . . . . . . . . . . . . . . . .  3

     5.   EXERCISE OF WARRANTS; PAYMENT OF WARRANT SOLICITATION FEE  . .  3

     6.   PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . .  6

     7.   MUTILATED OR MISSING WARRANTS  . . . . . . . . . . . . . . . .  6

     8.   RESERVATION OF COMMON STOCK  . . . . . . . . . . . . . . . . .  7

     9.   ADJUSTMENTS OF WARRANT PRICE AND NUMBER
          OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . .  7

     10.  FRACTIONAL INTERESTS . . . . . . . . . . . . . . . . . . . . . 10

     11.  NOTICES TO WARRANTHOLDERS  . . . . . . . . . . . . . . . . . . 10

     12.  DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS  . . . . . . . 11

     13.  REDEMPTION OF WARRANTS . . . . . . . . . . . . . . . . . . . . 11

     14.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT . . 12

     15.  DUTIES OF WARRANT AGENT  . . . . . . . . . . . . . . . . . . . 12

     16.  CHANGE OF WARRANT AGENT  . . . . . . . . . . . . . . . . . . . 14

     17.  IDENTITY OF TRANSFER AGENT . . . . . . . . . . . . . . . . . . 14

     18.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     19.  SUPPLEMENTS AND AMENDMENTS . . . . . . . . . . . . . . . . . . 16

     20.  NEW YORK CONTRACT. . . . . . . . . . . . . . . . . . . . . . . 16

     21.  BENEFITS OF THIS AGREEMENT . . . . . . . . . . . . . . . . . . 16

     22.  SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     23.  WARRANTHOLDER NOT DEEMED A SHAREHOLDER . . . . . . . . . . . . 16

     24.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 17


                                        i

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          WARRANT AGENT AGREEMENT, dated as of           , 1996, among THE
KUSHNER-LOCKE COMPANY, INC., a California corporation (the "Company"), LEW LIEBERBAUM & CO., INC. ("Lieberbaum"), and CORPORATE STOCK TRANSFER, as warrant agent (hereinafter called the "Warrant Agent").

          WHEREAS, the Company proposes to issue and sell through a secondary public offering (the "SPO") underwritten by Lieberbaum (the "Underwriter"), an aggregate of up to _______ units ("Units") each consisting of two shares of common stock, no par value per share of the Company (the "Common Stock"), and one Class C Redeemable Common Stock Purchase Warrants (the "Warrants") and, pursuant to the Underwriter's overallotment option (the "Underwriter's Overallotment Option"), up to an additional ________ Units;

          WHEREAS, each Warrant will entitle the holder to purchase one share of Common Stock;

          WHEREAS, in connection with the SPO the Company proposes to sell to the Underwriter warrants (the "Underwriter's Option") to purchase up to _______ Units in accordance with that certain Underwriter's Warrant Agreement, dated _______, 1996, by and between the Company and the Underwriter (the "Underwriter's Warrant Agreement");

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants (the "Warrant Certificates") and the respective rights and obligations thereunder of the Company, the Underwriter, the holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

          Section 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          Upon the execution and delivery of this Agreement by all of the parties hereto and the payment of the aggregate Unit purchase price in accordance with the Underwriting Agreement, dated ______, 1996, by and between the Company and the Underwriter (the "Underwriting Agreement"), Warrant Certificates representing _______ Warrants to purchase up to an aggregate of ________ shares of Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

          Upon the exercise of the Underwriter's Overallotment Option and the payment for the Units to be issued upon the exercise of the Underwriter's Overallotment Option each in accordance with the Underwriting Agreement, Warrant Certificates representing up to [ ] Warrants to purchase up to an aggregate of
[   ] shares of


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Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

          Upon exercise of the Underwriter's Option and the payment of the aggregate exercise price each in accordance with the Underwriter's Warrant Agreement, Warrant Certificates representing up to [ ] Warrants to purchase up
to an aggregate of [   ] shares of Common Stock (subject to modification and
adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

          Section 2. FORM OF WARRANT CERTIFICATE. The text of the Warrant Certificate and the form of election to purchase Common Stock and the form of assignment each to be printed on the reverse thereof shall be substantially as set forth in EXHIBIT A attached hereto (the provisions of which are hereby incorporated herein). The Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. Each Warrant shall initially entitle the registered holder thereof to purchase one share of Common
Stock at a purchase price of [  ] dollars ($[   ]) (the "Warrant Price"), at any
time during the period (the "Exercise Period") commencing on                 ,
1996 (the date of the Company's prospectus (the "Prospectus") pursuant to which the Warrants are being sold in the SPO) and expiring (the "Expiration Date") at
5:00 p.m. New York time, on                  , 2001 (five years after the date
of the Prospectus). The Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Co-Chairman of the Board, President or Vice President of the Company, and attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

          The Warrant Certificates shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

          In the event the aforesaid expiration date of the Warrants falls on a day that is not a business day, then the Warrants shall expire at 5:00 p.m. New York time on the next succeeding business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

          Section 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the

                                        2
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names of the respective holders thereof.  The Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement in accordance with Section 16 hereof) and shall not be valid for any purpose unless so countersigned. The Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

          Section 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the form of assignment duly completed and executed (with such signature guaranteed as set forth in the Warrant Certificate) and such supporting documentation as the Warrant Agent or Company may reasonably require, to the Warrant Agent at any time on or prior to the Expiration Date and upon the payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax (as defined below). Thereupon a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant Certificate or Warrant Certificates of different denominations of like tenor and representing in the aggregate the same number of Warrants. No Warrant Certificates shall be issued except for (i) Warrant Certificates initially issued hereunder in accordance with Section 1 hereof, (ii) Warrant Certificates issued upon any transfer or exchange of Warrant Certificates, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof, and (iv) at the option of the Board of Directors of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the exercise price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 9 hereof.

          Section 5. EXERCISE OF WARRANTS; PAYMENT OF WARRANT SOLICITATION FEE. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, at any time during the Exercise Period, to exercise such Warrants and purchase the number of fully paid and non-assessable shares of Common Stock specified in such Warrant Certificate upon presentation and surrender of such Warrant Certificate to the Company at the corporate office of the Warrant Agent, with the exercise form on the reverse thereof duly completed and executed (with such signature guaranteed as set forth in the Warrant Certificate), and upon payment to the Company of the Warrant Price,

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determined in accordance with the provisions of Sections 2, 9 and 10 of this
Agreement, for that number of shares of Common Stock in respect of which such Warrants are then exercised and the payment of any applicable transfer tax or similar charges imposed upon sale, assignment or other transfer (as used herein, "transfer tax") of Common Stock. Payment of such Warrant Price and transfer taxes shall be made in cash or by certified or bank check payable to the Company. Subject to Section 6 hereof, upon such surrender of Warrant Certificates and the receipt by the Warrant Agent for the benefit of the Company of the Warrant Price and transfer taxes, the Warrant Agent on behalf of the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a Warrant Certificate or Warrant Certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such Warrant Certificate or Warrant Certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock immediately prior to the close of business on the date of the surrender of such Warrant Certificate and the receipt by the Warrant Agent for the benefit of the Company of the Warrant Price and transfer taxes as aforesaid. The rights of purchase represented by the Warrants shall be exercisable during the Exercise Period, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the Expiration Date, a new Warrant Certificate or Certificates will be issued to the registered holder for the remaining number of unexercised Warrants specified in the Warrant Certificate so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. Upon the exercise of any one or more Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to the provisions below, shall cause all payments of an amount, in cash or by check made payable to the order of the Company, equal to the aggregate Warrant Price for such Warrants, less any amounts payable to the Underwriter as an Exercise Fee (as defined below) as provided below in this Section 5, to be deposited promptly in the Company's bank account. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant Certificate has been properly completed for exercise by the registered holder thereof.

          Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable and the Company shall not be obligated to deliver any securities pursuant to the

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exercise of any Warrant unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Act") covering the securities issuable upon exercise of such Warrant and such registration statement shall have been declared and shall remain effective and shall be current, and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state or other jurisdiction of residence of the holder of such Warrant and the exercise of such Warrant in any state or other jurisdiction shall not otherwise be unlawful. During the Exercise Period, the Company shall use its reasonable best efforts to have a current registration statement on file with the Securities and Exchange Commission covering the issuance of Common Stock underlying the Warrants so as to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such prospectus to each such person requesting such prospectus. During the Exercise Period, the Company shall also use its reasonable best efforts to effect appropriate qualifications of the Common Stock underlying the Warrants under the laws and regulations of the states and other jurisdictions in which the Common Stock and Warrants are sold by the Underwriter in the SPO in order to comply with applicable laws in connection with the exercise of the Warrants.

               (a) If at the time of exercise of any Warrant (i) the market price of the Common Stock is equal to or greater than the then exercise price of the Warrant, (ii) the exercise of the Warrant is solicited by the Underwriter (provided, however, that the exercise of a Warrant shall be presumed to be unsolicited by the Underwriter unless the Holder of the applicable Warrant states in writing that the exercise was solicited by the Underwriter) and at such time of solicitation and at the time of the exercise of such Warrant the Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants as part of the original offering of the Warrants and at the time of exercise, and (v) the solicitation of the exercise of the Warrant is not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Underwriter shall be entitled to receive from the Company, with such amount payable solely by the Warrant Agent from the payments received by it as part of the Warrant Price, following exercise of each of the Warrants so exercised a fee of four percent (4%) of the aggregate exercise price of the Warrants so exercised (the "Exercise Fee"); provided, however, that no Exercise Fee shall be payable in connection with any exercise of a Warrant prior to the date which is one year and a day after the date hereof or after the fifth anniversary of the date hereof. The procedures for payment of the Exercise Fee are set forth in Section 5(b) below.

               (b)  (1)  Within five (5) days after the last day of each month
commencing with              , 1997, the Warrant Agent
will notify the Underwriter of each Warrant Certificate which has been properly completed and executed for exercise by holders of Warrants during the immediately preceding month. The Warrant Agent will provide the Underwriter with such information, in connection with the exercise of each such Warrant, as the Underwriter shall reasonably request.

                    (2) The Company hereby authorizes and instructs the Warrant Agent to deliver to the Underwriter the Exercise Fee, if payable, in respect of each due and proper exercise of Warrants, promptly after receipt by the Warrant Agent from the Holder of such Warrants of the applicable Warrant Price, in the amount of such Exercise Fee. In the event that an Exercise Fee is paid to the Underwriter with respect to a Warrant which the Company or the Warrant Agent determines is not duly and properly completed and executed for exercise or in respect of which the Underwriter is not entitled to an Exercise Fee, the Underwriter will, promptly after notification thereof by the Company or the Warrant Agent, return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

          The Underwriter and the Company may at any time during business hours examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of paragraph 5(a) and 5(b) may not be modified, amended or deleted without the prior written consent of the Underwriter.

          Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any transfer tax involved in the issuance or delivery of any Warrant Certificates or certificates of shares of Common Stock in a name other than that of the registered holders of the Warrants in respect of which such Warrants were originally issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant Certificate until the person requesting the same has paid to the Company the amount of such transfer tax or has established to the Company's satisfaction that such transfer tax has been paid.

          Section 7. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of and in substitution for a Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity of the Company and the Warrant Agent satisfactory to each of them. Applicants for such substitute Warrant Certificates shall also comply with such other

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reasonable regulations and pay such reasonable charges as the Company or the
Warrant Agent may prescribe.

          Section 8. RESERVATION OF COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, that number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of any of the aforesaid rights of purchase are irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares against payment of the Warrant Price therefor, validly issued, fully paid and nonassessable. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock (which may be the Warrant Agent) and with every subsequent transfer agent during the Exercise Period for any shares of Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to obtain from time to time from such transfer agent such stock certificates required to issue shares of Common Stock upon due and proper exercise of Warrant Certificates. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrant Certificates surrendered upon the due and proper exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

     Section 9.  ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SECURITIES

          (a) SUBDIVISION AND COMBINATION. In case the Company shall at any time after the date of the closing of the sale of securities pursuant to the SPO (the "Closing Date") subdivide or combine the outstanding shares of Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 9, the number of shares of Common Stock issuable upon the exercise of the Warrants shall be adjusted to the nearest full whole number by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately

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

prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

          (c) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right, upon the exercise of its Warrants, to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

          (d) NO ADJUSTMENT OF WARRANT PRICE IN CERTAIN CASES. Notwithstanding anything herein to the contrary, no adjustment of the Warrant Price shall be made:

               (i) Upon the issuance or sale of the Underwriter's Option, the shares of Common Stock or Warrants issuable upon the exercise of the Underwriter's Option or the shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Option; or

               (ii) Upon the issuance or sale of (A) the shares of Common Stock or Warrants issued by the Company in the SPO (including pursuant to the Underwriter's Overallotment Option) or other shares of Common Stock or warrants issued by the Company upon consummation of the SPO, (B) the shares of Common Stock (or other securities) issuable upon exercise of Warrants; or

               (iii) Upon (A) the issuance of options pursuant to the Company's employee stock option plan in effect on the date hereof or as hereafter amended in accordance with the terms thereof or any other employee or executive stock option plan approved by shareholders of the Company or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (B) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants issued and outstanding on the date of closing of the sale of Common Stock and Warrants pursuant to the SPO or (C) the issuance or sale by the Company of any shares of Common Stock upon the conversion of any convertible securities of the Company or (D) as part of a merger, consolidation or other comparable acquisition or business combination; or

               (iv) If the amount of said adjustment shall be less than two cents (2CENTS) per share of Common Stock.

          (e) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time after the Closing Date and prior to the exercise and expiration of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock underlying such Warrants. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 9(e).

          (f) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER SECURITIES. In case the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company to all the holders of Common Stock, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Warrants remain exercisable.

          (g) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten
(10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

           (h) COMPUTATIONS. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9. In addition, the Chief Financial Officer of the Company may make any computation required by this Section 9 and any certificate setting forth such computation signed by the Chief Financial Officer of the Company shall be conclusive evidence of the correctness of any computation made under this Section 9.

     Section 10.  FRACTIONAL INTERESTS.

          (a) The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or Warrant Certificates evidencing a fraction of a Warrant upon exercise of less than all of the Warrants of a Holder. However, if a Warrantholder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrantholder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the Market Price on the last trading day prior to the exercise date;

          (b) By accepting a Warrant Certificate, the Holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fractions of a Warrant or to receive any fractional shares of securities upon exercise of a Warrant.

     Section 11.  NOTICES TO WARRANTHOLDERS.

          (a) Upon any adjustment of the Warrant Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their respective addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

          (b)  In case at any time after the Closing Date:

               (i) the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of Common Stock; or

               (ii) the Company shall offer for subscription pro rata to all of the holders of Common Stock any additional shares of stock of any class or other rights; or

               (iii) there shall be any capital reorganization or reclassification (other than a reclassification involving merely the subdivision or combination of outstanding capital stock of the Company) of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation where the approval of the Company's shareholders is required; or

               (iv) there shall be a voluntary dissolution, liquidation or winding-up of the Company; then in any one or more of such cases, the Company shall give written notice to the Warrant

Agent and the holders of the Warrants in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange, if at all, their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

          (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its shareholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the Warrant register as of the record date for the determination of the shareholders entitled to such documents.

     Section 12.  DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

          (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

          (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     Section 13. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company commencing 12 months after the date of the Prospectus, or earlier with the consent of the Underwriter, in whole or in part, on not less than thirty
(30) days' prior written notice at a redemption price of $.10 per Warrant, provided the closing high bid quotation of the Common Stock as reported on the Nasdaq National Market, if traded thereon, or if not traded thereon, the closing sale price if listed on a national securities exchange (or other reporting system that provides last sales prices), or if not traded thereon but traded on the Nasdaq SmallCap Market, over-the-counter or on the bulletin board, the average of the ask and bid price has been at least 150% of the then Exercise Price of the Warrants, for a period of 10 consecutive trading days ending on the third day prior to the date on which the Company gives such notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given in accordance with this Agreement whether or not the registered holder of Warrants receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered holder of a Warrant (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

     Section 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in the Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in the Agreement.

     Section 15. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

          (a) The statements of fact and recitals contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except its countersignature on the Warrant Certificate and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein expressly provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

          (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

          (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chairman or Co-Chairman of the Board, President or a Vice President or its Secretary or an Assistant Secretary or its Chief Financial Officer or its Controller (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     Section 16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrant Certificates notice by mailing such notice to the holders at their respective addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Company may remove the Warrant Agent by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of action, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and agreeing to be bound by the provisions of this Agreement as in effect at such time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibility as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent as soon as possible all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 17. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent (other than Corporate Stock

Transfer) for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     Section 18. NOTICES. Any notice pursuant to this Agreement to be given by the Warrant Agent, or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

          The Kushner-Locke Company
          11601 Wilshire Blvd., 21st Floor
          Los Angeles, California 90025

          Attention:  Donald Kushner, Secretary

     and a copy thereof to:

          Kaye, Scholer, Fierman, Hays & Handler, LLP
          1999 Avenue of the Stars, Suite 1600
          Los Angeles, California 90067

          Attention:  Barry L. Dastin, Esq.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

          Corporate Stock Transfer
          [     ]
          [     ]

          Attention:  [    ]


     Any notice pursuant to this Agreement to be given by the Warrant Agent or by the Company to the Underwriter shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Warrant Agent) as follows:

          Lew Lieberbaum & Co., Inc.
          600 Old Country Road
          Garden City, New York 11530

          Attention:  Mr. Leonard Neuhaus

     and a copy thereof to:

          Schneck Weltman Hashmall & Mischel LLP
          1285 Avenue of the Americas
          New York, New York 10019

          Attention:  Felice F. Mischel, Esq.

     Section 19. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time, without the consent or concurrence of the registered holders of the Warrants, supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to add any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not materially adversely affect the interest of the holders of Warrants; and in addition the Company and the Warrant Agent may modify, supplement or alter this Agreement (other than as otherwise prescribed in this Agreement) with the consent in writing of the registered holders of the Warrants representing not less than a majority of the Warrants then outstanding.

     Section 20. NEW YORK CONTRACT. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York without regard to the conflicts of law principles thereof.

     Section 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and each of their respective successors and assigns, and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     Section 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 23.  WARRANTHOLDER NOT DEEMED A SHAREHOLDER.
     No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 11 hereof), or to receive dividends or subscription rights, or otherwise, until such Warrant shall have been exercised in accordance with the provisions hereof and the receipt of the Warrant Price and any other amounts payable upon such exercise by the Warrant Agent (including, without limitation, any applicable transfer taxes).

     Section 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original and such counterparts shall together constitute but one and the same instruments.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                       THE KUSHNER-LOCKE COMPANY


                       By:
                           ----------------------------------
                            Name:
                            Title:


                       CORPORATE STOCK TRANSFER


                       By:
                           ---------------------------------
                            Name:
                            Title:

                       LEW LIEBERBAUM & CO., INC.


                       By:
                           ---------------------------------
                            Name:
                            Title:

           [FORM OF CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANT]

No. W                                     VOID AFTER 5:00 P.M.,, NEW YORK,
      ------------                        ON            , 2001
                                            -----------


                                         WARRANTS
                                 -----

                    CLASS C REDEEMABLE COMMON STOCK PURCHASE
                             WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK



                            THE KUSHNER-LOCKE COMPANY




                                                            CUSIP [            ]

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Class C Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value (the "Common Stock"), of The Kushner-Locke Company, a California corporation (the "Company"), at any time from ___________, 1996 [the date of the Prospectus] (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of Corporate Stock Transfer
[          ], as Warrant Agent, or its successor (the "Warrant Agent"),
accompanied by payment of $[   ], subject to adjustment (the "Exercise Price"),
in lawful money of the United States of America in cash or by certified or bank check made payable to the Company plus any applicable transfer tax or similar charge.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of ____, 1996 [date of the Prospectus] (the "Warrant Agreement"), among the Company, Lew Lieberbaum & Co., Inc. and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common

Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional share of Common Stock or Warrant Certificates evidencing fractional Warrants will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for, in the aggregate, the remaining number of unexercised Warrants evidenced hereby, which the Warrant Agent shall countersign.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on ________, 2001 [the date which is the fifth anniversary of the Initial Warrant Exercise Date]; provided, that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term "business day' shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Act") covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any state or other jurisdiction shall not otherwise be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     The Registered Holder, as such, shall not be, or be deemed to be, the holder of Common Stock or any other security of the Company which may at any time be issuable upon the exercise of the Warrant evidenced hereby for any purpose whatsoever, nor shall anything contained herein or in the Warrant Agreement be construed to confer upon the Registered Holder hereof, as such, any of the rights of a shareholder or security holder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as specifically provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed, in whole or in part, at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing ________, 1997 [one year after the date of the Prospectus] (or earlier at the sole discretion of the Underwriter), provided that the closing high bid quotation of the Common Stock as reported on the Nasdaq National Market, if traded thereon, or if not traded thereon, the closing sale price if listed on a national exchange (or other reporting system that provides last sales prices), or if not traded thereon but traded on the Nasdaq SmallCap Market, over the counter or on the bulletin board, the average of the ask and bid price, shall have for a period of 10 consecutive trading days ending on the third day prior to the date on which the Company gives the Notice of Redemption, as defined below, equaled or exceeded 150% of the then Exercise Price. A notice of redemption (the "Notice of Redemption") shall be given by the Company not later than the thirtieth day before the date fixed for such redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

     Under certain circumstances described in the Warrant Agreement, Lew Lieberbaum & Co., Inc. shall be entitled to receive as a solicitation fee an aggregate of four percent (4%) of the Exercise Price of the Warrants represented hereby which are exercised.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated               ,
      -------------  ---------

SEAL                                    THE KUSHNER-LOCKE COMPANY


                                   By:
                                      ---------------------------
                                      Chairman, Co-Chairman
                                      President or Vice President


                                   By:
                                      --------------------------
                                      Secretary or Assistant
                                      Secretary

COUNTERSIGNED:

CORPORATE STOCK TRANSFER,
 as Warrant Agent


By:
    --------------------------------------
   Authorized Officer

                                  EXERCISE FORM


                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

     The undersigned Registered Holder hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER


                            -------------------------

                            -------------------------

                            ------------------------
                     (please print or type name and address)

and be delivered to
                            ------------------------

                            ------------------------

                            -------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

  1.      The exercise of this Warrant was solicited by Lew Lieberbaum & Co.,
          Inc. / /

  2.      The exercise of this Warrant was solicited by

  3. If the exercise of this Warrant was not solicited, please check the following box. / /


Dated:                                       X
      -----------------------                  -----------------------------
                                               Signature of Registered Holder

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                                                 Address



                                             ---------------------------------
                                             Social Security or Taxpayer
                                             Identification Number



                                             -----------------------------------
                                             Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.

                                   ASSIGNMENT


                     To be Executed by the Registered Holder
                           in Order to Assign Warrants



FOR VALUE RECEIVED,                        , hereby sells, assigns and transfers
unto                ----------------------


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                                -----------------

                                -----------------

                                -----------------
                     (please print or type name and address)


_______________ of the Warrants represented by this Warrant Certificate, and
hereby irrevocably constitutes and appoints                      as its/his/her
attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                                  X
      ------------------                 ---------------------------------
                                         Signature of Registered Holder


                                        X
                                          --------------------------------
                                          Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.


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